EXHIBIT 10.5

AMENDMENT NO. 08 TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 08 this (“Amendment 08”) is entered into as of August 13, 2010 by LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and ARYx THERAPEUTICS, INC., a Delaware corporation (“Borrower”) with reference to the following:

RECITALS

WHEREAS, Borrower and Lender have previously entered into that certain Loan and Security Agreement No. 4521 dated as of March 28, 2005 (as amended to date, the “Loan and Security Agreement”; all initially capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan and Security Agreement) together with the other agreements and instruments entered into in connection therewith (collectively, the “Loan Documents”); and

WHEREAS, Lender has made advances in the amount of $10,000,000, pursuant to Secured Promissory Notes dated September 30, 2005 and December 30, 2005, respectively, which Notes were subsequently amended and restated by that certain Amended and Restated Secured Promissory Note dated October 1, 2008 (the “Commitment One Note”); and

WHEREAS, Lender has made advances in the amount of $9,000,000, pursuant to a Secured Promissory Note dated February 29. 2008, which Note was subsequently amended and restated by that certain Amended and Restated Secured Promissory Note dated October 1, 2008 (“Commitment Two Note”); and

WHEREAS, Borrower has requested that Lender make additional modifications to the repayment terms of the Commitment One Note and the Commitment Two Note; and

WHEREAS, Borrower has requested that Lender make modifications to its security interest to accommodate a $4 million bridge loan drawable in two equal tranches of $2 million (the “Bridge Loan”); and

WHEREAS, Borrower has requested and Lender has agreed to further modifications to the terms of the Loan Documents subject to the satisfactory occurrence of certain conditions precedent as set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree to modify the Loan and Security Agreement and to perform such other covenants and conditions as follows:

I.              Section 1.1, the following definitions shall be added to the Loan and Security Agreement:

“Amendment No. 08” means this Amendment No. 08 to Loan and Security Agreement by and between Lender and Borrower.

“Bridge Debt Security Interest” means the security interest  in favor of Bridge Lender to the extent it secures Borrower’s obligations with respect to the Eligible Bridge Debt.

“Bridge Lender” means MPM BioVentures and Ayer Capital jointly and severally.

“Bridge Note” means any promissory note issued by Borrower pursuant to the terms of the Bridge Note Agreement.

‘Bridge Note Agreement” means the Secured Note and Warrant Purchase Agreement dated as of August 13, 2010 between Borrower and Bridge Lender.

‘Bridge Note Security Agreement” means the Security Agreement dated as of August 13, 2010 between Borrower and Bridge Lender pursuant to which Borrower grants Bridge Lender a security interest in its assets to secure its repayment obligations under the Bridge Notes.

“Commitment Three” means $1,696,972.97, provided, however, Commitment Three shall be increased by $296,972.97, following payment by Borrower of the August 2010 Schedule Payment under the Commitment Two Note and provided further, Commitment Three shall be increased by an additional $296,972.97, following payment by Borrower of the September 2010 Schedule Payment under the Commitment Two Note, for a total not to exceed $2,290,918.91.

“Commitment Three Secured Promissory Note” means a note in substantially the form of Exhibit B-4 to the Amendment 08.

“Eligible Bridge Debt” means the indebtedness due the Bridge Lender pursuant to the Secured Promissory Notes issued to the Bridge Lenders pursuant to the {Secured Note and Warrant Agreement dated as of August 13, 2010 (the “Bridge Note Agreement”); provided that such indebtedness shall in no event exceed the lesser of (i) US$4,000,000.00  plus interest accruing at the rate of 12% per annum and (ii) the unpaid portion of the amounts actually paid by Borrower to Bridge Lender pursuant to the Bridge Note Agreement.

“Intercreditor Agreement” means the duly executed and delivered Intercreditor Agreement between Lender and Bridge Lender in the form of Exhibit III.

“New Value Obligations” means all indebtedness due (i) under the Commitment Three Secured Promissory Note; (ii) all loans, advances, and other financial accommodations provided to Borrower by Lender after August 13, 2010; (iii) all interest accruing on the foregoing; and (iv) all Legal Expenses, attorneys Fees and other costs and charges incurred by Lender in enforcing its rights or preserving the Collateral in connection with any of the foregoing.

“Qualifying Transaction” means a collaboration partnership or recapitalization of the Borrower, in either case, providing Borrower with at least $40,000,000 in net cash proceeds (less conversion of the Bridge Loan), that occurs before December 31, 2010.

“Security Agreement” means the Intellectual Property Security Agreement in the form attached hereto as Exhibit II.

II.            Section 1.1, each of the following definitions of the Loan and Security Agreement shall be deleted in its entirety and replaced with the following:

“Collateral” includes, without limitation, Exhibit I to this Amendment 08.  Without limiting the rights of and grants to Lender under the Loan and Security Agreement, Borrower reaffirms its grant of a security interest to Lender in all Collateral to secure all Obligations.

III.           Negative Pledge.  Subject to Section 4.1.4, added under Clause V of this Amendment, the Negative Pledge Agreement dated March 28, 2005, is terminated effective with the execution of this Amendment 08.

IV.           Sections 3.3, 3.4 and 3.5, shall be added to the Loan and Security Agreement as follows:

3.3 Conditions to Initial Advance Under Commitment Three.  Lender shall make Advances to Borrower under Commitment Three, subject to satisfaction of the conditions in Sections 3.3, 3.4 and 3.5.  The initial Advance under Commitment Three of $1,696,972.97 is conditioned on each of the following: (i) Borrower shall have received the first tranche of the Bridge Loan, (ii) Borrower shall have provided Lender with a first priority security interest in all of its tangible and intangible assets, including intellectual property, (iii) Borrower shall have paid to Lender the Final Payment and Restructure Fee due under the Commitment One Note and (iv) Borrower shall have paid Lender the July 2010 Scheduled Payment due under the Commitment Two Note.

3.4 Conditions to Second Advance Under Commitment Three. The second Advance under Commitment Three of $296,972.97 is conditioned on Borrower having paid to Lender the August 2010 Scheduled Payment due under the Commitment Two Note.

3.5 Conditions to Final Advance Under Commitment Three. The final Advance under Commitment Three of $296,972.97 is conditioned on Borrower having paid to Lender the September 2010 Scheduled Payment due under the Commitment Two Note.

V.            Sections 4.1.1, 4.1.2 , 4.1.3 and 4.1.4, shall be added to the Loan and Security Agreement as follows:

4.1. Grant of Security Interests.

4.1.1. First Senior Security Interest.  Borrower grants to Lender a valid, first priority, continuing security interest in all present and future Collateral in order to secure prompt, full, faithful and timely payment and performance of the New Value Obligations.

4.1.2. Third Senior Security Interest.  Borrower grants to Lender a valid, first priority( subject only to the Bridge Debt Security Interest), continuing security interest in all present and future Collateral in order to secure prompt, full, faithful and timely payment and performance of the Obligations.

4.1.3. Recording Priority. Lender will file separate but identical UCC financing statements to further perfect the security interests granted pursuant to 4.1.1 and 4.1.2 Loan and Security Agreement as such may be amended form time to time, and the UCC financing statement filed first in time in connection with this Amendment No. 8 shall for all purposes perfect the security interest granted pursuant to Section 4.1.1 hereof.

4.1.4 IP Release.  Upon the occurrence of a Qualifying Transaction, Collateral shall consist of the property described on Exhibit I-A, and Lender shall take such steps as Borrower reasonably requests to terminate any Intellectual Property Security Agreement and release intellectual property from the Collateral, provided (i) an Event of Default has not occurred and is then continuing (ii) Bridge Lender releases such intellectual property from its collateral and terminates any Intellectual Property Security Agreement for its benefit, and (iii) no other person or entity then has a security interest in the intellectual property being released.  Immediately upon such release, the Negative Pledge Agreement dated March 28, 2005 shall be reinstated, and shall thereafter be in full force and effect.

VI.           Article 8 of the Loan and Security Agreement is deleted in its entirety and replaced with the following:

“8.          EVENTS OF DEFAULT

Any one or more of the following shall constitute an Event of Default by Borrower hereunder:

8.1          Payment.  Borrower fails to pay within 1 business day of the date when due and payable in accordance with the Loan Documents any portion of the Obligations, or cancels an ACH payment or transfer Lender has initiated in conformity with the terms hereof, provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error if Borrower had the funds to make the payment when due and makes the payment the business day following Borrower’s knowledge of such failure to pay.

8.2          Certain Covenant Defaults.  Borrower fails to perform any obligation under Section 6.5 or 6.6, or violates any of the covenants contained in Section 7.

8.3          Other Covenant Defaults.  Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Lender and has failed to cure such failure within 30 days after its occurrence.

8.4          Attachment.  Any material portion of Borrower’s assets is attached, seized, subjected to a government levy, lien, writ or distress warrant, or comes into the possession of any trustee or receiver and the same is not returned, removed, waived, stayed, discharged or rescinded within 15 days.

8.5          Other Agreements.  There is a default in any agreement after the expiration of any applicable cure periods to which Borrower is a party resulting in a right by a third party, whether or not exercised, to accelerate the maturity of any Indebtedness in excess of $100,000.

8.6          Judgments.  One or more judgments for an aggregate of at least $100,000 is rendered against Borrower and remains unsatisfied and unstayed for more than 30 days.

8.7          Injunction.  Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct any material part of its business affairs, or if a judgment or other claim becomes a Lien upon any material portion of Borrower’s assets.

8.8          Misrepresentation.  Any representation, statement, or report made to Lender by Borrower or any Responsible Officer or authorized officer, employee, agent, or director of Borrower purporting to speak on behalf of Borrower was false or intentionally misleading in any material respect when made.

8.9          Enforceability.  Lender’s ability to enforce its rights against Borrower or any Collateral is impaired in any material respect, or Borrower asserts that any Loan Document is not a legal, valid and binding obligation of Borrower enforceable in accordance with its terms, or any subordinating creditor breaches or purports to rescind or terminate its agreement with Lender.

8.10        Involuntary Bankruptcy.  An involuntary bankruptcy case remains undismissed or unstayed for 30 days or, if earlier, an order granting the relief sought is entered.

8.11        Voluntary Bankruptcy or Insolvency.  Borrower commences a voluntary case under applicable bankruptcy or insolvency law, consents to the entry of an order for relief in an involuntary case under any such law, or consents or is subject to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or other similar official of Borrower or any substantial part of its property, or makes an assignment for the benefit of creditors, or fails generally or admits in writing to its inability to pay its debts as they become due, or takes any corporate action in furtherance of any of the foregoing.

8.12        Merger without Assumption. Borrower is acquired by or merges into any other business entity, and such acquirer or resulting entity either: (i) does not provide an unconditional, unlimited guaranty of the Obligations in form and substance satisfactory to Lender or (ii) is of a credit quality unacceptable to Lender in its commercially reasonable judgment.

8.13        Default under a Bridge Notes. Any default under any Bridge Note.

8.14        Modification of Bridge Loan Documentation. Any modification of the terms of a Bridge Note, the Bridge Note Agreement, the Bridge Note Security Agreement or any other agreements entered into or instruments issued in connection with the foregoing.

8.15        Acceleration of Bridge Note Principal. The acceleration of the maturity of any portion of the principal due under any Bridge Note.

8.16        Non-Occurrence of Second Closing. The Bridge Lenders fail to purchase Bridge Notes in an aggregate principal amount of US$4,000,000 by October 1, 2010.

8.17        Assignment of Bridge Notes. Any Bridge Lender assigns, transfers or encumbers any rights arising under any Bridge Note, the Bridge Note Agreement, the Bridge Note Security Agreement or any other agreements entered into or instruments issued in connection with the foregoing without the prior written consent of Lender, which consent shall not be unreasonably withheld.

VI.           Conditions Precedent to the effectiveness of Amendment 08:

The obligation of Lender to make any Advances pursuant to Commitment Three is subject to each and every of the following conditions precedent in form and substance satisfactory to lender in its sole discretion:

(a)           This Amendment duly executed by Borrower.

(b)           An Intercreditor Agreement in the form of Exhibit III duly executed and delivered by each of Lender and the Bridge Loan note holders.

(c)           Borrower shall have delivered a duly executed IP Security Agreement.

(d)           Without limiting the foregoing or Lender’s rights or Borrower’s obligations under the Loan and Security Agreement, such consents, amendments, filings, recordations, or other documents from any persons or entities necessary to maintain the perfection and priority of Lender’s security interest in the Collateral, in form and substance satisfactory to Lender in its sole discretion.

(e)           All necessary consents of shareholders, members, and other third parties with respect to the execution, delivery and performance of this Agreement, Amendment 07, the Restructure Warrant, and the other Loan Documents.

(f)            Borrower shall have received the first tranche of the Bridge Loan, (ii) Borrower shall have paid to Lender the Final Payment and Restructure Fee due under the Commitment One Note and (iii) Borrower shall have paid Lender the July 2010 Scheduled Payment due under the Commitment Two Note.

VII.         Additional Terms and Conditions

1.             Expenses.  Borrower shall pay reasonable fees and expenses incurred by Lender’s legal counsel in connection with the preparation and negotiation of documentation related to this Amendment 08 in an amount not to exceed $17,500.  Such expenses are due and payable when billed.

2.             Representations and Warranties of Borrower.  Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that: (i) no Events of Default have occurred and are continuing that have not been disclosed to Lender by Borrower in writing; (ii) it is not and has no reason to believe it may be named as a party to any judicial or administrative proceeding, litigation or arbitration, and has not received any communication from any person or entity (whether private or governmental) threatening or indicating the same; and (iii) it is in full compliance with the Loan Documents.

3.             Release.  Borrower for itself and for its agents, partners, stockholders, employees and affiliates and its or their successors and assigns hereby waives, releases and further discharges Lender and its and their officers, directors, stockholders, partners, successors, assigns, agents and employees of and from any and all manner of claims for damages at law or in equity with respect to any matter occurring prior to the date hereof which Borrower or such other releasing party may have had.  Borrower acknowledges that it has read and understands that it has waived the provisions of California Civil Code Section 1542, which states:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”  Each provision of this release shall be severable from every other provision when determining its legal enforceability.

4.             No Control.  Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that none of Lender nor any affiliate, officer, director, employee, agent, or attorney of Lender, have at any time, from Borrower’s date of formation through to the date hereof, (i) exercised management or other control over the Borrower, (ii) exercised undue influence over Borrower or any of its officers, employees or directors, (iii) made any representation or warranty, express or implied, to any party on behalf of Borrower, (iv) entered into any joint venture, agency relationship, employment relationship, or partnership with Borrower, (v) directed or instructed Borrower on the manner, method, amount, or identity of payee of any payment made to any creditor of Borrower, and further, Borrower warrants and represents that by entering hereinto with Lender has not, are not and will not have engaged in any of the foregoing.

5.             Integration Clause.  This Amendment 08 represents and documents the entirety of the agreement and understanding of the parties hereto with respect to its subject matter.  All prior understandings, whether oral or written, other than the Loan Documents, are hereby merged hereinto.  NEITHER THE LOAN AND SECURITY AGREEMENT NOR THIS AMENDMENT 08 MAY BE MODIFIED EXCEPT BY A WRITING SIGNED BY LENDER AND BORROWER.  Each provision hereof shall be severable from every other provision when determining its legal enforceability such that Lender’s rights and remedies under this Amendment 08 may be enforced to the maximum extent permitted under applicable law.  This Amendment 08 shall be binding upon, and inure to the benefit of, each party’s respective permitted successors and assigns.  This Amendment 08 may be executed in counterpart originals, all of which, when taken together, shall constitute one and the same original document.  No provision of any other document between Lender and Borrower shall limit the effectiveness hereof or the rights and remedies of Lender against Borrower.  In the event of any contradiction or inconsistency among the terms and conditions of this Amendment 08 or the other Loan Documents this Amendment 08 shall prevail.

6.  Lender waives any Event of Default arising out of Borrower’s failure to make any payments due prior to the date of this Amendment 08.  Lender has no knowledge of the existence of any other Evetns of Default under the Loan Documents.

Except as amended hereby, the Loan and Security Agreement remains unmodified and unchanged.

ARYx THERAPEUTICS, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:	/s/ Paul Goddard, Ph.D.	By:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner

Name:	Paul Goddard, Ph.D.

Title:	Chairman and Chief Executive Officer	By:	/s/ Thomas Conneely

		Name:	Thomas Conneely

		Title:	Vice President

EXHIBIT B-4

COMMITMENT THREE SECURED PROMISSORY NOTE

[$                          ]

This SECURED PROMISSORY NOTE (this “Note”) is made August       , 2010, by ARYx THERAPEUTICS, INC. (“Borrower”) in favor of LIGHTHOUSE CAPITAL PARTNERS V, L.P. (collectively with its assigns, “Lender”), and its assigns (collectively, “Holder”) pursuant to that certain Loan and Security Agreement No. 4521 between Borrower and Lender dated March 28, 2005, as amended, (the “Loan Agreement”) with reference to the following:

FOR VALUE RECEIVED, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake’s Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate (“Lender’s Office”), the principal sum of [$                    ] (the “Advance”), including interest on the unpaid balance of the Advance at the Basic Rate, and all other amounts due or to become due hereunder according to the terms hereof.   Capitalized terms used and not otherwise defined herein are defined in the Loan Agreement.

“Basic Rate” means a per annum rate of interest equal to 13%.

“Maturity Date” means the earliest of (i) a Default or Event of Default, (ii) a Liquidation Event, (iii) September 30, 2010, but only if Borrower has not drawn down the full second tranche of the Bridge Loan by such date (v) December 31, 2010, if Borrower shall have drawn the second tranche of the Bridge Loan or (vi) the first business day 18 months after the close of a Qualifying Transaction.

1.             Repayment.  Borrower shall pay principal and accrued interest due hereunder from the date hereof through the date upon which this Note is paid in full pursuant to the terms of this Note; provided. that commencing on the date of the closing of the Qualifying Transaction, Borrower shall make equal monthly installment of principal and interest calculated on an 18 month straight-line amortization basis. On the Maturity Date, Borrower shall pay all unpaid principal, accrued interest and other costs and charge due hereunder.

2.             Interest.  Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal and thereafter bear like interest as principal.  Interest on outstanding principal will accrue at the Basic Rate, will be compounded monthly.  All interest computations shall be based on a 360-day year and actual days elapsed.  All Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender.  All amounts paid hereunder will be applied to the Obligations in Lender’s discretion and as provided in the Loan Agreement.

3.             Prepayment.

a.             Mandatory Prepayment Upon a Liquidation Event.  If a Liquidation Event shall occur, then Borrower shall simultaneously with such Liquidation Event pay to Lender (i) the outstanding principal amount of this Note plus accrued interest and, (ii) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.

b.             Voluntary Prepayment.  Borrower may prepay the Note if and only if Borrower pays to Lender (i) the outstanding principal amount of this Note plus accrued interest and (ii) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.

4.             Collateral.  This Note is secured by the Collateral.

5.             Waivers.  Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note.

6.             Choice of Law; Venue.  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.   EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA.  BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE.  EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

7.             Miscellaneous.  THIS NOTE MAY BE MODIFIED ONLY BY A WRITING SIGNED BY BORROWER AND LENDER.  Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability.  Sections and subsections are titled for convenience, and not for construction.  “Hereof,” “herein,” “hereunder,” and similar words refer to this Note in its entirety.  “Or” is not necessarily exclusive.  “Including” is not limiting.  The terms and conditions hereof inure to the benefit of and are binding upon the parties’ respective permitted successors and assigns.  This Note is subject to all the terms and conditions of the Loan Agreement.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

ARYx THERAPEUTICS, INC.

By:

Name:

Title:

Exhibit I

COLLATERAL

This FINANCING STATEMENT and SECURITY AGREEMENT covers all of Debtor’s interests in all of the following types or items of property, wherever located and whether now owned or hereafter acquired, and Debtor hereby grants Secured Party a security interest therein as collateral for the payment and performance of all present and future indebtedness, liabilities, guarantees and obligations of Debtor to Secured Party, howsoever arising.  Debtor agrees that said security interest may be enforced by Secured Party in accordance with the terms of all security and other agreements between Secured Party and Debtor, the California Uniform Commercial Code, or both, and that this document shall be fully effective as a security agreement, even if there is no other security or other agreement between Secured Party or Debtor:

All assets of the Debtor; all personal property of Debtor;

All “accounts”, “general intangibles”, “chattel paper”, “contract rights”, “documents”, “instruments”, “deposit accounts”, “inventory”, “farm products”, “fixtures” and “equipment”, as such terms are defined in Division 9 of the California Uniform Commercial Code in effect on the date hereof;

All general intangibles of every kind, including without limitation intellectual property;

All patents, patent applications, all extensions, reissues, substitutes, continuations, continuations-in-part, divisionals, patents of addition, re-examinations and renewals thereof, and patents issuing therefrom, and any other proprietary rights related to any of the foregoing (including, without limitation, remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and any and all foreign counterparts of any of the foregoing;

All copyrights, copyright applications;

All trade names, and trademarks (and the goodwill of the business symbolized thereby), trademark applications, all extensions, reissues, substitutes, continuations, continuations-in-part, divisionals, and renewals thereof, and any other proprietary rights related to any of the foregoing (including, without limitation, remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and any and all foreign counterparts of any of the foregoing;

All federal, state and local tax refunds and claims of all kinds; all rights as a licensor or licensee or any kind; all customer lists, trade secrets, telephone numbers, processes, proprietary information, and purchase orders, and all rights to purchase, lease sell, or otherwise acquire or deal with real or personal property and all rights relating thereto;

All returned and repossessed goods and all rights as a seller of goods; all collateral securing any of the foregoing; all deposit accounts, special and general, whether on deposit with Secured Party or others;

All life and other insurance policies, claims in contract, tort or otherwise, and all judgments now or hereafter arising therefrom;

All right, title and interest of Debtor, and all of Debtor’s rights, remedies, security and liens, in, to and in respect of all accounts and other collateral, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, and all guarantees and other contracts of suretyship with respect to any accounts and other collateral, and all deposits and other security for any accounts and other collateral, and all credit and other insurance;

All notes, drafts, letters of credit, contract rights, and things in action; all drawings, specifications, blueprints and catalogs; and all raw materials, work in process, materials used or consumed in Debtor’s business, goods, finished goods, returned goods and all other goods and inventory of whatsoever kind or nature, any and all wrapping, packaging, advertising and shipping materials, and all documents relating thereto, and all labels and other devices, names and marks affixed or to be affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof;

All inventory, raw materials and work in progress wherever located; all present and future claims against any supplier of any of the foregoing, including claims for defective goods or overpayments to or undershipments by suppliers; all proceeds arising from the lease or rental of any of the foregoing; INVENTORY RETURNED BY DEBTOR TO ITS SUPPLIERS SHALL REMAIN SUBJECT TO SECURED PARTY’S SECURITY INTEREST;

All equipment and fixtures, NONE OF WHICH THE DEBTOR IS AUTHORIZED TO SELL, LEASE OR OTHERWISE DISPOSE OF WITHOUT THE WRITTEN CONSENT OF SECURED PARTY, including without limitation all machinery, machine tools, motors, controls, parts, vehicles, workstations, tools, dies, jigs, furniture, furnishings and fixtures; and all attachments, accessories, accessions and property now or hereafter affixed to or used in connection with any of the foregoing, and all substitutions and replacements for any of the foregoing; all warranty and other claims against any vendor or lessor of any of the foregoing;

All investment property;

All books, records, ledger cards, computer data and programs and other property and general intangibles at any time evidencing or relating to any or all of the foregoing; and

Any and all proceeds, products, replacements, additions, accessions and substitutions of or with respect to any of the foregoing, including all cash and non-cash products and proceeds of any of the foregoing, in whatever form, including proceeds in the form of inventory, equipment or any other form of personal property, including proceeds of proceeds and proceeds of insurance, and all claims by Debtor against third parties for loss or damage to, or destruction of, or otherwise relating to, any or all of the foregoing.

“DEBTOR”	“SECURED PARTY”

ARYx THERAPEUTICS, INC.	LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:	By:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner

Name:

Title:	By:

Name:

Title:

Exhibit I-A

COLLATERAL

This FINANCING STATEMENT and SECURITY AGREEMENT covers all of Debtor’s interests in all of the following types or items of property, wherever located and whether now owned or hereafter acquired, and Debtor hereby grants Secured Party a security interest therein as collateral for the payment and performance of all present and future indebtedness, liabilities, guarantees and obligations of Debtor to Secured Party, howsoever arising.  Debtor agrees that said security interest may be enforced by Secured Party in accordance with the terms of all security and other agreements between Secured Party and Debtor, the California Uniform Commercial Code, or both, and that this document shall be fully effective as a security agreement, even if there is no other security or other agreement between Secured Party or Debtor:

All assets of the Debtor; all personal property of Debtor;

All “accounts”, “general intangibles”, “chattel paper”, “contract rights”, “documents”, “instruments”, “deposit accounts”, “inventory”, “farm products”, “fixtures” and “equipment”, as such terms are defined in Division 9 of the California Uniform Commercial Code in effect on the date hereof;

All general intangibles of every kind

All federal, state and local tax refunds and claims of all kinds; all rights as a licensor or licensee or any kind; all customer lists, trade secrets, telephone numbers, processes, proprietary information, and purchase orders, and all rights to purchase, lease sell, or otherwise acquire or deal with real or personal property and all rights relating thereto;

All returned and repossessed goods and all rights as a seller of goods; all collateral securing any of the foregoing; all deposit accounts, special and general, whether on deposit with Secured Party or others;

All life and other insurance policies, claims in contract, tort or otherwise, and all judgments now or hereafter arising therefrom;

All right, title and interest of Debtor, and all of Debtor’s rights, remedies, security and liens, in, to and in respect of all accounts and other collateral, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, and all guarantees and other contracts of suretyship with respect to any accounts and other collateral, and all deposits and other security for any accounts and other collateral, and all credit and other insurance;

All notes, drafts, letters of credit, contract rights, and things in action; all drawings, specifications, blueprints and catalogs; and all raw materials, work in process, materials used or consumed in Debtor’s business, goods, finished goods, returned goods and all other goods and inventory of whatsoever kind or nature, any and all wrapping, packaging, advertising and shipping materials, and all documents relating thereto, and all labels and other devices, names and marks affixed or to be affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof;

All inventory, raw materials and work in progress wherever located; all present and future claims against any supplier of any of the foregoing, including claims for defective goods or overpayments to or undershipments by suppliers; all proceeds arising from the lease or rental of any of the foregoing; INVENTORY RETURNED BY DEBTOR TO ITS SUPPLIERS SHALL REMAIN SUBJECT TO SECURED PARTY’S SECURITY INTEREST;

All equipment and fixtures, NONE OF WHICH THE DEBTOR IS AUTHORIZED TO SELL, LEASE OR OTHERWISE DISPOSE OF WITHOUT THE WRITTEN CONSENT OF SECURED PARTY, including without limitation all machinery, machine tools, motors, controls, parts, vehicles, workstations, tools, dies, jigs, furniture, furnishings and fixtures; and all attachments, accessories, accessions and property now or hereafter affixed to or used in connection with any of the foregoing, and all substitutions and replacements for any of the foregoing; all warranty and other claims against any vendor or lessor of any of the foregoing;

All investment property;

All books, records, ledger cards, computer data and programs and other property and general intangibles at any time evidencing or relating to any or all of the foregoing; and

Any and all proceeds, products, replacements, additions, accessions and substitutions of or with respect to any of the foregoing, including all cash and non-cash products and proceeds of any of the foregoing, in whatever form, including proceeds in the form of inventory, equipment or any other form of personal property, including proceeds of proceeds and proceeds of insurance, and all claims by Debtor against third parties for loss or damage to, or destruction of, or otherwise relating to, any or all of the foregoing.

Notwithstanding the foregoing, Collateral shall not include any of the following:  (a) intellectual property, (b)All patents, patent applications, all extensions, reissues, substitutes, continuations, continuations-in-part, divisionals, patents of addition, re-examinations and renewals thereof, and patents issuing therefrom, and any other proprietary rights related to any of the foregoing (including, without limitation, remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and any and all foreign counterparts of any of the foregoing; (c) All copyrights, copyright applications;and (d) all trade names, and trademarks (and the goodwill of the business symbolized thereby), trademark applications, all extensions, reissues, substitutes, continuations, continuations-in-part, divisionals, and renewals thereof, and any other proprietary rights related to any of the foregoing (including, without limitation, remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and any and all foreign counterparts of any of the foregoing;

“DEBTOR”	“SECURED PARTY”

ARYx THERAPEUTICS, INC.	LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:	By:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner

Name:

Title:	By:

Name:

Title:

Exhibit II

Intellectual Property Security Agreement

Exhibit III

Intercreditor Agreement